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EXHIBIT 10.5

                                 PROMISSORY NOTE

$33,000.00                                                        April 17, 1996

              IN CONSIDERATION OF A LOAN OF FUNDS hereby acknowledged received, THANKSGIVING COFFEE COMPANY, INC. (hereinafter referred to as the "Undersigned") promises to pay to PAUL KATZEFF, or order (hereinafter referred to as the "Holder"), the amount of THIRTY THREE THOUSAND DOLLARS ($33,000.00) (the outstanding balance of which is hereinafter referred to as the "Principal") in quarter annual amortized payments of $3,229.26 of principal and interest, payable quarter annually in arrears on the 17th day of July, October, January and April commencing July 17, 1996. Interest shall accrue at 10.25% per annum. In all events, all outstanding principal and all accrued and unpaid interest shall be due in full on July 17, 1989.

              Payments shall be made in lawful currency of the United States of America at such reasonable place and to or for the benefit of the Holder as may be designated from time to time by the Holder.

              If any payment due hereunder is not paid within ten (10) days of due date therefor, a late charge equal to five percent (5%) of such unpaid amount shall be added to the total amount then due hereunder.

              This Note may be prepaid in whole or in part at any time without penalty. On payment of any portion of Principal, interest shall cease accruing against the amount so credited to Principal.

              Notwithstanding the repayment terms specified above, if the employment of PAUL KATZEFF by THANKSGIVING COFFEE COMPANY, INC. should terminate or if he should become separated from employment with THANKSGIVING COFFEE COMPANY, INC. for any reason, all amounts due under the Note shall become immediately due and payable.

              If the Undersigned defaults in the payment when due of any installment of interest or principal, or any part thereof, all sums of accrued interest and principal due under this Note shall immediately become due and payable without notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or any other notices or demands of any kind of character.

              This Note is unsecured.

              This Note contains all of the understandings, conditions and promises made between the Undersigned and the Holder. The obligations due under this Note are not affected by the terms of any agreement between the parties hereto. All modifications must be in writing.

              Dated: April 17, 1996
              By      /s/ Joan Katzeff
                 -------------------------------
                        JOAN KATZEFF, President